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                                                                    EXHIBIT 99.1

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that I, KEVIN D. ENG, hereby make, constitute and appoint each of DAVID W. AMBROSIA and DAVID NEWMARK acting individually and with full power of substitution, as my agent and attorney-in-fact for the purpose of executing in my name, (a) in my personal capacity, (b) in my capacity as managing member or in other capacities with Columbus Hill Capital Management, L.P., a Delaware limited partnership ("Columbus Hill Capital Management"), (c) in my capacity as managing member or in other capacities of CHC Partners, L.L.C., a Delaware limited liability ("CHC Partners"), Columbus Hill Capital Partners, L.L.C., a Delaware limited liability ("Columbus Hill Capital Partners"), or (d) in my capacity as a director of Columbus Hill Overseas, Ltd., a Cayman Islands exempted company ("Columbus Hill Overseas"), and each of their respective affiliates or other entities advised or controlled by me, Columbus Hill Capital Management, CHC Partners, Columbus Hill Capital Partners or Columbus Hill Overseas, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities or other investments, and any other documents relating or ancillary thereto, including but not limited to, all documents relating to filings with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder, including: (1) all documents relating to the beneficial ownership of securities required to be filed with the Commission pursuant to Section 13(d) or Section 16(a) of the Exchange Act including, without limitation: (a) any acquisition statements on Schedule 13D or Schedule 13G and any amendments thereto, (b) any joint filing agreements pursuant to Rule 13d-1(k), and (c) any initial statements of, or statements of changes in, beneficial ownership of securities on Form 3, Form 4 or Form 5 and (2) any information statements on Form 13F required to be filed with the Commission pursuant to Section 13(f) of the Exchange Act. All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed. This power of attorney shall be valid from the date hereof until revoked by me.

         IN WITNESS WHEREOF, I have executed this instrument as of the 12th day of February, 2007.

s/Kevin Eng
-------------------------
Kevin D. Eng